POWER OF ATTORNEY

	Know all by these presents, that
 the undersigned hereby constitutes and
appoints each of Mitchell Steiner,
Michele Greco, Kevin Gilbert and Phil Greenberg, or any of them acting singly and with full power of substitution, his true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of
the undersigned, in the undersigned's
capacity as an officer and/or director
of Veru Inc. (the "Company"), Forms 3,
4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

(2)	do and perform any and all
acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States
Securities and Exchange Commission and
any stock exchange or similar authority;
and

(3)	take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	Additionally, the undersigned
hereby grants to such attorneys-in-fact
full power and authority to do and
perform any and every act and thing
whatsoever requisite, necessary, or
proper to be done in the exercise of
any of the rights and powers herein
granted, as fully to all intents and
purposes as the undersigned might or
could do if personally present, with
full power of substitution or revocation, hereby ratifying and confirming all that either such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney shall
remain in full force and effect until
the undersigned is no longer required
to file Forms 3, 4 and 5 with respect
to the undersigned's holdings of, and
transactions in securities issued by,
the Company, unless earlier revoked by
the undersigned in the form of an
executed document delivered to the
foregoing attorneys-in-fact. Any prior
power of attorney of the undersigned with respect to the subject matter hereof is hereby revoked.

        IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to be
executed as of this 7th day of August, 2018.

Signature,

/s/ Harry Fisch